Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

RENTECH NITROGEN PARTNERS, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

I.	The name of the limited partnership is Rentech Nitrogen Partners, L.P.

II.	The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

III.	The name and mailing address of the general partner is as follows:

General Partner	Address
Rentech Nitrogen GP, LLC	10877 Wilshire Boulevard, Suite 710 Los Angeles, California 90024

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Rentech Nitrogen Partners, L.P., as of the 7th day of July, 2011.

By:	Rentech Nitrogen GP, LLC, its General Partner

By:	Rentech Development Corporation, its Sole Member

/s/ Colin Morris

Name: Colin Morris

Title: Secretary